Exhibit 99.1

MRI Interventions and Siemens Enter Into Agreement to Commercialize Next Generation

Software Platform to Enable MRI-Guided, Catheter-Based Procedures

IRVINE, CA, February 24, 2014 – MRI Interventions, Inc. (OTCQB: MRIC) and Siemens Healthcare announced today an agreement to co-develop and commercialize a next generation software platform that will enable minimally invasive catheter-based procedures to be performed under real-time magnetic resonance imaging (MRI) guidance. Today, virtually all catheter-based interventions are performed using fluoroscopy, an X-ray based imaging technique. The software platform, to be used in combination with companion MRI-guided catheters, will enable procedures to be performed under MRI guidance instead of fluoroscopic guidance. This shift to MRI-guided procedures is significant because MRI provides superior visualization of soft tissue, MRI provides continuous 3-D visualization, and MRI eliminates all radiation exposure for the patient and physician.

The new software platform will serve as the software component of MRI Interventions’ ClearTrace® system. The full ClearTrace system, which is in development, is an integrated platform of software, reusable hardware and disposable catheters designed to enable real-time, MRI-guided catheter interventions. MRI Interventions’ software will be a commercial successor to an innovative research software platform created by Siemens. Under a 2009 agreement between the parties, MRI Interventions and Siemens worked together closely on the development of the research platform, specifically for use in MRI-guided cardiac ablation procedures with MRI Interventions’ catheters. Under this new agreement, MRI Interventions, with cooperation and assistance from Siemens, will develop a commercial version of the research platform, for cardiac applications. Once the development work is completed, MRI Interventions will sell the software as its own product.

“We are pleased to continue our strong working relationship with MRI Interventions, a company that is helping to lead the industry into the emerging field of real-time MRI-guided procedures,” said Robert Krieg, VP MR Product Innovation & Definition at Siemens Healthcare. “We see tremendous potential to improve patient care by further expanding the therapeutic uses of MRI.”

MRI Interventions is a pioneer in the field of real-time, MRI-guided therapeutic interventions. The company’s first product, the ClearPoint® Neuro Intervention System, is used commercially in the United States and Europe to enable MRI-guided, minimally invasive brain surgery. Similar to ClearTrace, the ClearPoint system is an integrated platform of software, reusable hardware and disposable devices. The end result for the neurosurgeon is real-time, 3-D visualization of the target neuro anatomy and surgical instruments with no radiation exposure for the patient or physician. MRI Interventions seeks to bring these same breakthrough capabilities to catheter-based procedures outside of the brain through its development of the ClearTrace system, with an initial focus on cardiac ablation procedures to treat arrhythmias.

“Effective evaluation and catheter-based treatment of patients suffering from complex cardiac arrhythmias have been impeded by poor visualization of patients’ cardiac tissue. Leading Electrophysiology centers around the world are increasingly using MRI as the visualization platform to more accurately evaluate and stage their arrhythmia patients,” said Dr. Nassir Marrouche, Associate Professor of Medicine and Director of the Electrophysiology Lab at the University of Utah, and the Executive Director of the Comprehensive Arrhythmia Research & Management Center (CARMA). “As this trend gathers momentum, the next step is to move the cardiac ablation procedure into the MRI suite, with a system like ClearTrace. The CARMA team at the University of Utah has performed a large number of successful experimental studies using the ClearTrace system. Our experience with the system has been very good, and we are pleased this technology is moving forward to commercialization.”

“Interventional radiologists who have done research utilizing MRI guidance for catheter-based procedures are well aware of the many enticing benefits of moving from the fluoroscopic cath lab to the MRI suite,” said Dr. Aravind Arepally, Section Chief, Vascular and Interventional Radiology, Piedmont Hospital. “It is exciting to hear that this capability is heading to a commercially-available product. This may not only provide an opportunity to improve certain current catheter-based fluoroscopic procedures but also may enable new procedures that are not currently feasible.”

“Siemens is the global market leader in MRI scanners. We have enjoyed an excellent working relationship with Siemens over the last few years and we are delighted to be taking this next step with them,” said Kimble Jenkins, CEO of MRI Interventions. “Extending the power of real-time MRI-guidance into catheter-based procedures represents another major opportunity in medicine. We believe that our ClearPoint system is transforming the way minimally invasive procedures are performed in the brain, and we hope to replicate this transformation for procedures in the body with our ClearTrace platform.”

The ClearTrace system is currently limited to investigational use only and is not available for sale. MRI Interventions has not made any filings seeking regulatory approval or clearance of its ClearTrace system.

About Cardiac Arrhythmias and Atrial Fibrillation

Atrial Fibrillation (AF) is the most common cardiac arrhythmia and is characterized by a rapid and uncontrolled beating of the upper chambers of the heart. AF affects approximately 3 million patients in the US, and over 6.7 million in the US and Europe combined. AF is a leading cause of stroke in patients 65 years and older. Each year there are between 200,000 and 400,000 new AF cases diagnosed in the U.S., and the rate of incidence is increasing. Researchers have estimated that AF prevalence in the US will exceed 10 million patients by 2050. The therapeutic aim of catheter-based cardiac ablation is to restore a patient’s normal cardiac rhythm by delivering ablative energy to the cardiac tissue involved in the initiation or propagation of the arrhythmias.

About MRI Interventions, Inc.

Founded in 1998, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart. Utilizing a hospital’s existing MRI suite, the company’s FDA-cleared ClearPoint® system is designed to enable a range of minimally invasive procedures in the brain. In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace® system to enable MRI-guided catheter interventions. Building on the imaging power of MRI, the company’s interventional platforms strive to improve patient care while reducing procedure costs and times. MRI Interventions is also working with Boston Scientific Corporation to incorporate its MRI-safety technologies into Boston Scientific's implantable leads for cardiac and neurological applications. For more information, please visit www.MRIinterventions.com.

Forward-Looking Statements

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements often can be identified by words such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would," or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that, to different degrees, are uncertain and involve risk. Uncertainties and risks may cause MRI Interventions' actual results and the timing of events to differ materially from those expressed in or implied by MRI Interventions' forward-looking statements. Particular uncertainties and risks include, among others: our ability to successfully complete the development of, and to obtain regulatory clearance or approval for, our ClearTrace system; demand and market acceptance of our products; availability of third party reimbursement from third party payors for procedures utilizing our products; the sufficiency of our cash resources to maintain planned commercialization efforts and research and development programs; future actions of the FDA or any other regulatory body that could impact product development, manufacturing or sale; our ability to protect and enforce its intellectual property rights; our dependence on collaboration partners; the impact of competitive products and pricing; and the impact of the commercial and credit environment on us and our customers and suppliers. More detailed information on these and additional factors that could affect MRI Interventions' actual results are described in MRI Interventions' filings with the Securities and Exchange Commission, including, without limitation, the quarterly report on Form 10-Q filed on November 13, 2013. Except as required by law, MRI Interventions undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release to reflect any change in MRI Interventions' expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact Information:

MRI Interventions, Inc.

David Carlson, CFO, 901-522-9300